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EXHIBIT 99.1

ACACIA RESEARCH CORPORATION


                                                           CONTACTS: Rob Stewart
                                                              Investor Relations
FOR RELEASE                                                   Tel (949) 480-8300
-----------                                                   Fax (949) 480-8301
July 13, 2004

            ACACIA SCHEDULES CONFERENCE CALL REGARDING MARKMAN ORDER

         Newport Beach, Calif. - (BUSINESS WIRE) July 13, 2004 - Acacia Research Corporation (Nasdaq: ACTG; CBMX) announced today that it will hold a conference call at 2:30 PM (EST), 11:30 AM (PST) regarding the Markman Order issued yesterday evening by the United States District Court for the Central District of California in Acacia's ongoing litigation involving Acacia's DMT(R) patents against adult entertainment companies.

         To listen to the call, dial (800) 915-4836 for domestic callers and
(973) 317-5319 for international callers.

ABOUT ACACIA RESEARCH COPORATION

Acacia Research Corporation comprises two operating groups, Acacia Technologies Group and CombiMatrix Group.

The Acacia Technologies Group develops, acquires, and licenses patented technologies. Acacia's DMT(R) technology, which is supported by 5 U.S. and 31 foreign patents, relates to audio and audio/video transmission and receiving systems commonly known as audio-on-demand, video-on-demand, and audio/video streaming, and is used for distributing digital content via several means including Internet, cable, satellite and wireless systems.

The CombiMatrix Group is developing a platform technology to rapidly produce customizable active biochips, which are semiconductor-based tools for use in identifying and determining the roles of genes, gene mutations and proteins. CombiMatrix's technology has a wide range of applications including DNA synthesis/diagnostics, drug discovery, and immunochemical detection. CombiMatrix's Express Tracksm drug discovery program is a systems biology approach, using its technology, to target common viral diseases with siRNA compounds.

Acacia Research-Acacia Technologies (Nasdaq: ACTG) and Acacia
Research-CombiMatrix (Nasdaq: CBMX) are both classes of common stock issued by Acacia Research Corporation and are intended to reflect the performance of the respective operating groups and are not issued by the operating groups.

Information about the Acacia Technologies Group and the CombiMatrix Group is available at www.acaciaresearch.com.


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE BASED UPON OUR CURRENT EXPECTATIONS AND SPEAK ONLY AS OF THE DATE HEREOF. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY AND ADVERSELY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS AND UNCERTAINTIES, INCLUDING THE RECENT ECONOMIC SLOWDOWN AFFECTING TECHNOLOGY COMPANIES, OUR ABILITY TO SUCCESSFULLY DEVELOP PRODUCTS, RAPID TECHNOLOGICAL CHANGE IN OUR MARKETS, CHANGES IN DEMAND FOR OUR FUTURE PRODUCTS, LEGISLATIVE, REGULATORY AND COMPETITIVE DEVELOPMENTS AND GENERAL ECONOMIC CONDITIONS. OUR ANNUAL REPORT ON FORM 10-K, RECENT AND FORTHCOMING QUARTERLY REPORTS ON FORM 10-Q, RECENT CURRENT REPORTS ON FORMS 8-K AND 8-K/A, AND OTHER SEC FILINGS DISCUSS SOME OF THE IMPORTANT RISK FACTORS THAT MAY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION. WE UNDERTAKE NO OBLIGATION TO REVISE OR UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS FOR ANY REASON.